Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Brad G. Gunn, Chief Financial Officer of Signature Holdings Corporation (the “Registrant”), certify that:

1. I have reviewed this quarterly report on Form 10-Q of the Registrant for the quarter ended September 30, 2025;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements not misleading;

3. Based on my knowledge, the financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant;

4. The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting and have performed required evaluations;

a. Designed such disclosure controls and procedures to ensure that material information relating to the Registrant is made known to us by others within those entities;

b. Designed such internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting;

c. Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented our conclusions in this report; and

d. Disclosed in this report any change in internal control over financial reporting during the most recent fiscal quarter;

5. The Registrant’s other certifying officer and I have disclosed to auditors and audit committee:

a. All significant deficiencies and material weaknesses in internal control; and

b. Any fraud involving management or key employees.

Date: December 5, 2025

/s/ BRAD G. GUNN
Bradley Gunn
Chief Financial Officer
Signature Holdings Corporation